Exhibit 99.1

February 11, 2016

FSP 303 East Wacker Drive Corp.

The Board of Directors of FSP 303 East Wacker Drive Corp. (the "Company") has continued its suspension of dividend distributions for the quarter ended December 31, 2015 due to the fact that the Company’s property is not expected to generate positive cash flow for the near term.

The Company owns a 28-story, multi-tenant office tower located in downtown Chicago, Illinois containing approximately 860,000 square feet of office and retail space and a 294-stall underground parking garage (the “Property”). The Property was approximately 64% leased at the end of the fourth quarter of 2015, which represents the highest leased level since mid-2012. During the quarter, the Company signed a new lease with Northwestern University for approximately 16,954 square feet, signed a renewal with Service Payment Plan for approximately 9,100 square feet and executed a temporary lease with the Consulate of Hungary for approximately 4,800 square feet. Also during the quarter, management terminated an existing lease with a struggling tenant that had been in default of its obligations for most of 2015 (National Tax Search which previously occupied approximately 29,852 square feet). Management was able to simultaneously offset the terminated lease with two separate transactions, including an expansion of an existing tenant and a new lease. Kelly Scott & Madison expanded by 17,655 square feet and Codified signed a new lease for 12,197 square feet. Subsequent to quarter’s end, the company signed a permanent lease with the Consulate of Hungary for approximately 4,745 square feet. In addition, there are a few existing tenants that have expressed a desire to expand during 2016 and management is working diligently to accommodate these tenants.

During calendar year 2015, management has caused a number of new amenities to be added to the Property and believes that they have been very well received by both existing tenants and prospective tenants. The new amenities are intended to boost leasing activity at the Property from a much wider range of small and mid-sized companies. The new amenities include a conference center, Wi-Fi lounge and management office on the second floor (adjacent to the fitness center) and are now available to occupants of the Property. Management believes that these types of amenities are very popular with prospective tenants and increasingly critical for office buildings to attract the significant number of technology companies seeking flexible and modern working spaces in an urban environment. In addition, management finished supervising the construction of the lobby improvements for Bake for Me, a café and bakery food service, which provides breakfast, coffee and lunch options for occupants in the main lobby from early morning to mid-afternoon.

The downtown office market (“central business district”) has witnessed meaningful net absorption since 2013, which has reduced the overall Chicago vacancy rate. According to CBRE, the office vacancy in downtown Chicago was approximately 12.0% as of December 31, 2015, decreasing from roughly 13.2% as of December 31, 2014 and from approximately 14.4% as of December 31, 2013. Despite that overall trend downtown, office buildings in the East Loop, the Property’s specific submarket within the central business district, have not benefited from the same level of demand. Since 2009, the vacancy rate for Class “A” and Class “B” buildings in the East Loop has consistently exceeded the same for other submarkets. In addition, during the past several years, a number of buildings in the East Loop have either undergone repositioning with significant capital improvement upgrades or have been sold. Management believes that the new owners have a relatively short-term hold strategy that employs an aggressive leasing approach, with extremely high concessions intended to attract large tenants in anticipation of a quick sale at an attractive price. As a result, competition for signing new tenants in the East Loop has become increasingly fierce. Although the level of concessions required to attract and commit tenants has spiked to an all-time historical high, management is encouraged by the recent trend of rising rental rates in the East Loop which, in turn, could translate into a competitive advantage and increase the desirability of the Property.

Management continues to be very focused on leasing the Property’s large existing vacancy. Although plenty of work remains to stabilize the Property, we believe that the Company has the capital to fund the estimated tenant improvement costs and leasing commissions necessary to re-lease a significant portion of the vacant space. We have been saving rental cash flow over the last few years by omitting dividends. We expect no or lower dividend distributions will continue until occupancy levels at the Property recover, and we have a better idea of the Property’s actual future capital and leasing needs.

It is important to remember that Franklin Street Properties Corp., the Company’s sole common shareholder and the Property’s asset manager, has a large equity investment in the Company totaling $82,813,000, owning the same preferred shares as all other investors. If successful in re-leasing more of the remaining vacancy under favorable terms, the opportunity for dividends and/or a sale of the Property at an attractive price would be targeted objectives. Any sale of the Property would be subject to a number of conditions, including approval by the Company’s Board of Directors and approval by a majority of the holders of the Company’s preferred stock.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP 303 East Wacker Drive Corp.

The Company’s quarterly filing on Form 10-Q will be submitted to the SEC within approximately 45 days after the end of the quarter, and you will be able to access the document via the SEC’s website. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001431766

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 303 East Wacker (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

FSP 303 East Wacker Drive Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(1/5-3/31)
3/31/2007	$1,340	$2,961,400	5.6%
6/30/2007	$1,400	$3,094,000	5.6%
9/30/2007	$1,400	$3,094,000	5.6%
12/31/2007	$1,400	$3,094,000	5.6%
2007				$5,540
3/31/2008	$1,400	$3,094,000	5.6%
6/30/2008	$1,400	$3,094,000	5.6%
9/30/2008	$1,400	$3,094,000	5.6%
12/31/2008	$1,400	$3,094,000	5.6%
2008				$11,140
3/31/2009	$1,400	$3,094,000	5.6%
6/30/2009	$1,013	$2,238,730	4.1%
9/30/2009	$1,013	$2,238,730	4.1%
12/31/2009	$1,011	$2,234,310	4.0%
2009				$15,577
3/31/2010	$997	$2,203,370	4.0%
6/30/2010	$914	$2,019,940	3.7%
9/30/2010	$914	$2,019,940	3.7%
12/31/2010	$1,040	$2,298,400	4.2%
2010				$19,442
3/31/2011	$679	$1,500,590	2.7%
6/30/2011	$859	$1,898,390	3.4%
9/30/2011	$859	$1,898,390	3.4%
12/31/2011	$859	$1,898,390	3.4%
2011				$22,698
3/31/2012	$859	$1,898,390	3.4%
6/30/2012	$859	$1,898,390	3.4%
9/30/2012	$0	$0	0.0%
12/31/2012	$0	$0	0.0%
2012				$24,416
3/31/2013	$0	$0	0.0%
6/30/2013	$0	$0	0.0%
9/30/2013	$0	$0	0.0%
12/31/2013	$0	$0	0.0%
2013				$24,416
3/31/2014	$0	$0	0.0%
6/30/2014	$0	$0	0.0%
9/30/2014	$0	$0	0.0%
12/31/2014	$0	$0	0.0%
2014				$24,416
3/31/2015	$0	$0	0.0%
6/30/2015	$0	$0	0.0%
9/30/2015	$0	$0	0.0%
12/31/2015	$0	$0	0.0%
2015				$24,416

*Yield based on original offering amount of $221,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about government fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.